UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — August 24, 2007 (August 20, 2007)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

  On August 20, 2007, MDC Partners Inc. (the “Company”) entered into a new employment agreement with Stephen Pustil. Mr. Pustil will serve as Vice Chairman of the Company pursuant to his new employment agreement, for a new term of employment through June 30, 2010. He will receive an annual base salary of Cdn$250,000, and will be eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, to be determined in accordance with such criteria as are approved by the Human Resources & Compensation Committee of the Company’s Board of Directors. In connection with this new employment agreement, the Company terminated its existing consulting agreement with Mr. Pustil.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: August 24, 2007	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary